Exhibit No. 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-37897, 333-03575, 33-64642, 33-49590, 33-46500, 33-43756 and 33-42965), and Form S-8 (Nos. 333-58625, 33-40282, 33-41294, 33-35862, 33-32447 and 33-14714) of ENSCO International Incorporated of our report dated January 25, 2001, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 1, 2001